AMENDED AND RESTATED
BYLAWS OF
GOLFSMITH INTERNATIONAL HOLDINGS, INC.

ARTICLE I

CORPORATE OFFICES

Section 1.1. Registered Office. The registered office of Golfsmith International Holdings, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the corporate headquarters of the Corporation.

Section 2.2. Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Notices shall be deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the record of stockholders of the Corporation; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary or the Assistant Secretary of the Corporation, the transfer agent or other person responsible for giving notice.

Section 2.3. Annual Meetings of Stockholders. (a) Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and shall transact only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board of Directors and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder notice (a “Stockholder Notice”) shall be mailed to the Secretary and received at the principal executive offices of the Corporation not earlier than 120 calendar days and not later than the close on business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting of stockholders, provided, however, that for the first annual meeting following the initial public offering of the Corporation’s common stock, or if no annual meeting was held in the previous year or the date of the annual meeting is in any other year advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, notice by the stockholders to be timely must be received at the principal executive offices of the Corporation (i) not earlier than 120 calendar days prior to the scheduled date of such annual meeting and (ii) not later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made or sent by the Corporation.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above. Such Stockholder Notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (and such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation (the “Bylaws”), the language of the proposed amendment) and the reasons for conducting such business at the meeting; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) any material interest of the stockholder or such beneficial owner in such business and (E) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends to: (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s Notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) For purposes of this Section 2.3 and Section 2.4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associate Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.4. Special Meetings of Stockholders. (a) Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chairman of the Board of Directors of the Corporation or the Board of Directors upon a request by the holders of at least twenty-five percent (25%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has specified in its notice of meeting that directors shall be elected at such meeting, by any stockholder of the Corporation who provides a timely Stockholder Notice to the Secretary of the Corporation that complies with the notice procedures set forth in paragraph (b) of Section 2.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder of the Corporation entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. The Stockholder Notice required by paragraph (c) of this Section 2.4 shall be delivered to the Secretary or mailed and received at the principal executive offices of the Corporation not earlier than 120 calendar days and not later than the close of business on the 90th calendar day prior to the date of the meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder Notice as described above.

Section 2.5. Compliance with Procedures. No business shall be conducted at a meeting except in accordance with the procedures set forth in Section 2.3 and Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.5, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.6. Compliance with Exchange Act. Notwithstanding the provisions of Section 2.3 and Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 2.3 and Section 2.4. Nothing in this Section 2.6 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation, in a resolution for the issuance of shares of Preferred Stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware or by applicable law.

Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either the Chairman of the Board or a majority of the voting stock represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.8. Stockholder Action by Written Consent. For so long as any security of the Company is registered under Section 12 of the Exchange Act, the stockholders of the Corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Notwithstanding the foregoing provision of this Section 2.8, for so long as Atlantic Equity Partners III, L.P. (“AEP”) (directly or through its Affiliates) is the holder of record of at least forty percent (40%) of the outstanding shares of common stock of the Corporation, either on its own or together with any group as such term is defined in Section 13(d)(3) of the Exchange Act, the stockholders of the Corporation shall have the right to take any action by written consent without a meeting. For purposes of these Bylaws, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

Section 2.9. Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.10. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statute, of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.11. Voting Procedures and Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission in accordance with the provisions of Section 212(c)(2) of the Delaware General Corporation Law (the “DGCL”), but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 7.1 hereof.

Section 2.12. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.13. Chairperson of the Meeting. Unless otherwise determined by the Board of Directors, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board (if any); (b) the Chief Executive Officer; (c) the President; or (d) any member of the Board present at such meeting designated to act as chairperson of such meeting and preside thereat by the members of the Board present at such meeting;.

Section 2.14. Secretary of the Meeting. Unless otherwise determined by the Board of Directors, at each meeting of the stockholders, the Secretary of the Corporation shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary or if such office shall be vacant, the chairperson of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.

Section 2.15. Inspectors of Elections. (a) Preceding any meeting of the stockholders, the Corporation may, and shall if required by law, appoint one or more persons to act as inspectors at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b) In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

(c) In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in paragraph (a) of this Section 2.15, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.

(d) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2. Number. The number of directors of this Corporation that shall constitute the whole Board shall be no less than [five (5)] and no more than [thirteen (13)] until changed by a proper amendment to this Section 3.2 and shall not be inconsistent with the terms of that certain Management Rights Agreement by and among AEP and this Corporation (the “Management Rights Agreement”) for so long as such agreement is in effect; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Within the limits specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting.

Section 3.3. Election of Directors. The Board of Directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve a term of one year or until his successor shall be elected and shall qualify or until earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose.

There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

Section 3.4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of more than fifty percent (50%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 3.5. Vacancies and Newly-Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) shall be filled in accordance with the Management Rights Agreement and only by the vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

If there are no directors in office, then an election of directors shall be held in the manner provided by statute.

Section 3.6. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors at any meeting at which there is a quorum, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and the composition of each such committee shall be in accordance with the Management Rights Agreement The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend these Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.7. Reliance on Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 3.8. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors or each meeting of a committee of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. General. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 4.3. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called by the Chairman of the Board or the Chief Executive Officer or the President on twelve (12) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the Chief Executive Officer or the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.

Section 4.4. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 4.5. Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Board Action by Written Consent without a Meeting Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.7. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 5.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President (who may be the same individual as another officer), a Chief Financial Officer, one or more Senior Vice Presidents or Vice Presidents, a Secretary and a Treasurer. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Such officers shall be elected from time to time by the Board of Directors to hold office until their respective successors shall have been duly elected and qualified, or until death, resignation or removal.

Section 5.2. Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 and Section 5.4 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3. Other Officers. The Board of Directors may from time to time elect, or empower the Chief Executive Officer or the President to appoint, such other officers and agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors.

Section 5.4. Removal and Resignation of Officers; Filling Vacancies. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5. Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or the Chief Executive Officer.

Section 5.6. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the Corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice-President of the Corporation.

Section 5.7. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer’s, agent’s or employee’s duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

Section 5.8. Chairman of the Board. The Board of Directors shall select a Chairman of the Board of the Corporation who shall be subject to the control of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall have and perform such other duties, and exercise such powers, as from time to time may be assigned to him by the Board of Directors or these Bylaws.

Section 5.9. Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer of the Corporation who shall be subject to the supervision of the Board of Directors. The Chief Executive Officer shall (i) be primarily responsible for the entire business and affairs of the Corporation and for implementing the policies and directives of the Board of Directors, (ii) preside at all meetings of stockholders and the Board of Directors during the absence or disability of the Chairman of the Board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business, and (iv) perform such other duties as from time to time may be assigned by the Board of Directors.

Section 5.10. President. The President shall (i) preside at all meetings of the stockholders and the Board of Directors during the absence of disability of both the Chairman of the Board or the Chief Executive Officer, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the Board of Directors during the absence or disability of both the Chairman of the Board and the Chief Executive Officer, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (iv) perform such other duties as from time to time may be assigned by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

Section 5.11. Senior Vice Presidents and Vice Presidents. In the absence or disability of the President, the Senior Vice Presidents and Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Senior Vice President or Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Senior Vice Presidents and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

Section 5.12. Secretary. The Secretary or his or her designee shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. He/she shall have custody of the corporate seal of the Corporation and he/she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.13. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or these Bylaws may from time to time prescribe.

Section 5.14. Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board of Directors or any duly authorized committee thereof, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of Treasurer to an officer of the Corporation other than the Chief Financial Officer, in which case the Treasurer shall perform such duties and have such powers (which may include some or all of the duties and powers enumerated above for the Chief Financial Officer) as the Board of Directors may from time to time prescribe.

Section 5.15. Execution of Bonds, Mortgages and other Contracts. The Chief Executive Officer, the Chief Financial Officer, the President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

ARTICLE VI

CAPITAL STOCK

Section 6.1. Certificates of Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Every holder of record of stock in the Corporation shall be entitled to certificated shares, and upon written request to the transfer agent or registrar of the Corporation, to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him/her in the Corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, or in whatever means necessary for uncertificated shares, that the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue, or in whatever means necessary for uncertificated shares, to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on any certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Lost Certificates. The Board of Directors may direct that (i) a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or (ii) at the request of the registered holder, uncertificated shares be issued place of any such certificate or certificates, in each case, upon delivery to the Board of Directors of an affidavit of owner or owners of such certificate, setting forth such allegation. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3. Transfer of Stock. Subject to restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation. If such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed. If such shares are not certificated, upon proper instruction from the registered owner of the shares, in each case with such proof of authenticity or signature as the Corporation or its transfer agent may reasonably require. Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice contained the information required to be set forth or stated on the certificate pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. For so long as required by the rules of any exchange upon which the securities of the Corporation may be listed or traded, the Corporation shall not close, and shall not permit to be closed, the transfer books on which transfers of such securities are recorded.

Section 6.4. Registered Stockholders. To the fullest extent permitted by law, prior to due surrender of a certificated share or uncertificated share for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owners of the shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares of capital stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertified shares are requested to be transferred, both the transferor and transferee request the Corporation do so.

ARTICLE VII
FIXING RECORD DATE

Section 7.1. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Power to Indemnify in Actions, Suits or Proceedings other than those by on in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Corporation or any predecessor of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Corporation or any predecessor of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 8.4 Good Faith Defined. For purposes of any determination under Section 8.3 of this Article VIII, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2 of this Article VII, as the case may be.

Section 8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1 or 8.2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 8.3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.6 Expenses Payable in Advance. To the fullest extent permitted by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.7 Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 8.8 Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.9 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 8.10 Survival of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 8.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 8.13. Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation or these Bylaws inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Certificate of Incorporation and Section 151 of the DGCL, the Board of Directors may, at any regular or special meeting of the Board of Directors, out of funds legally available therefore, declare dividends upon the capital stock of the Corporation, and any such dividend may be paid in cash, property, or shares of the Corporation’s stock.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.2. Checks. The Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4. Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.5. Annual Statement to Stockholders. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by the vote of the stockholders, a full and clear statement of the business and condition of the Corporation

Section 9.6. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or construing any provision herein.

Section 9.7. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE X

AMENDMENTS

Section 10.1. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL and subject to the provisions of the Certificate of Incorporation, the Board of Directors is expressly authorized to make, adopt, amend, supplement and repeal these Bylaws, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of shares of any class of series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting of stockholders, shall be required for the stockholders to make, adopt, amend, supplement or repeal these Bylaws.

If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws.